UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 2003

                                 CIT GROUP INC.
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             (Exact name of registrant as specified in its charter)

     Delaware                       001-31369                   65-1051192
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  (State or other                  (Commission                 (IRS Employer
  jurisdiction of                  File Number)             Identification No.)
  incorporation)

                                   1 CIT Drive
                          Livingston, New Jersey 07039
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              (Address of registrant's principal executive office)

       Registrant's telephone number, including area code: (973) 740-5000

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

      This Current Report on Form 8-K includes as an exhibit a press release, dated October 22, 2003, reporting that the Board of Directors of CIT Group Inc. declared a dividend of $.12 per share, payable on November 28, 2003 to shareholders of record on November 14, 2003. The press release is attached as
Exhibit 99.1 and is incorporated by reference into this Item 5.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

      99.1  Press release issued by CIT Group Inc. on October 22, 2003.
      99.2  Press release issued by CIT Group Inc. on October 23, 2003.

Item 9. Regulation FD Disclosure.

      CIT has $1.25 billion of debt securities outstanding that were originally issued by the former AT&T Capital Corporation, and that are callable at par in December 2003 and January 2004. These notes are listed on the New York Stock Exchange under the ticker symbols CIC and CIP and are commonly known as PINEs ("Public Income Notes"). The securities carry coupon rates of 8.125% and 8.25%, but were marked down to a yield of approximately 7.5% on CIT's books through purchase accounting adjustments. In light of the relatively high coupon rates, we currently anticipate calling the securities for redemption pursuant to the terms outlined in the prospectuses.

      If called, we would record non-recurring gains estimated to total approximately $90 million ($55 million after-tax), as the cash redemption price is less than the current carrying value of the securities. These gains would be spread over two quarters, coinciding with the timing of each note redemption. Margins may also benefit prospectively as we refinance the debt at lower rates.

      This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Transitional Report on Form 10-K for the period from October 1, 2002 to December 31, 2002. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9. Regulation FD Disclosure.
                and
Item 12. Results of Operations and Financial Measures.

      This Current Report on Form 8-K includes as an exhibit a press release, dated October 23, 2003, reporting the financial results of CIT Group Inc. as of and for the quarter ended September 30, 2003. The press release is attached as
Exhibit 99.2. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the press release.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CIT GROUP INC.
                                                    (Registrant)

                                                    By: /s/ Joseph M. Leone
                                                    ----------------------------

                                                        Joseph M. Leone
                                                        Vice Chairman &
                                                        Chief Financial Officer

Dated: October 23, 2003

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